UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2020

Edesa Biotech, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)
 (289) 800-9600
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2020, Edesa Biotech, Inc. (the “Company”) held its 2020 annual general meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, 5,514,095 common shares, or approximately 62% of the outstanding common shares entitled to vote, were represented by proxy or in person. Set forth below are the matters submitted to the shareholders at the Annual Meeting, all of which were approved:

●
the election of seven directors, nominated by the Company’s board of directors, to serve until the Company’s annual meeting of shareholders to be held in 2021 or until their successors are duly elected and qualified (“Proposal No. 1”); and

●	the appointment of MNP LLP as the Company’s auditors and independent registered public accounting firm for the ensuing year (“Proposal No. 2”).

The final voting results for each matter submitted to a vote of the Company’s shareholders are as follows:

Proposal No. 1. Election of the Company’s Directors.

Proposal to elect seven directors to the Board:

	For	Withhold	Broker Non-Votes
Lorin Johnson, PhD	4,331,219	5,266	1,177,610
Sean MacDonald	4,327,319	9,166	1,177,610
Pardeep Nijhawan, MD	4,326,716	9,769	1,177,610
Frank Oakes	4,328,602	7,883	1,177,610
Paul Pay	4,327,291	9,194	1,177,610
Carlo Sistilli, CPA, CMA	4,326,467	10,018	1,177,610
Peter van der Velden	4,327,420	9,065	1,177,610

Proposal No. 2. Appointment of Independent Registered Public Accounting Firm.

Proposal to approve the appointment of MNP LLP as the Company’s auditors and independent registered public accounting firm for the ensuing year.

For	Withhold	Broker Non-Votes
5,491,379	22,716	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: May 14, 2020	By:	/s/ Kathi Niffenegger
	Name:	Kathi Niffenegger
	Title:	Chief Financial Officer